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                                                                    EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                    YEAR ENDED NOVEMBER 30,
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY:
Weighted average number of common and common
  equivalent shares outstanding:
Common stock................................................     12,823      12,674      12,304
Common equivalent shares resulting from stock options
  (treasury stock method)...................................        399         831         574
                                                                -------     -------     -------
Total.......................................................     13,222      13,505      12,878
                                                                =======     =======     =======
Net income..................................................    $ 5,497     $16,684     $14,388
                                                                =======     =======     =======
Net income per common share.................................    $  0.42     $  1.24     $  1.12
                                                                =======     =======     =======

FULLY-DILUTED
Weighted average number of common and common
  equivalent shares outstanding:
Common stock................................................     12,823      12,674      12,304
Common equivalent shares resulting from stock options
  (treasury stock method)...................................        445         954         574
                                                                -------     -------     -------
Total.......................................................     13,268      13,628      12,878
                                                                =======     =======     =======
Net income..................................................    $ 5,497     $16,684     $14,388
                                                                =======     =======     =======
Net income per common share.................................    $  0.41     $  1.22     $  1.12
                                                                =======     =======     =======
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